EXHIBIT 3.1

ORGANIZATION CERTIFICATE

THE FEDERAL HOME LOAN BANK OF

PORTLAND

The undersigned directors of the Federal Home Loan Bank of Portland, now organizing, all of whom are citizens of the United States, bona fide residents of the district in which this Bank is located, and nine at least of whom are now directly connected with the home financing business, having been appointed by the Federal Home Loan Bank Board and having been directed by the Act of Congress, known as the Federal Home Loan Bank Act, approved July 22, 1932, and in accordance with rules and regulations prescribed by said Board;

NOW, THEREFORE, in order that the statutes of the United States may be fully complied with and that the incorporation of this Bank may be perfected as a Federal Home Loan Bank, the following Organization Certificate is made and executed.

1. The title of this Bank shall be the FEDERAL HOME LOAN BANK OF PORTLAND

2. The location of the principal office of this Bank will be in the City of Portland, State of Oregon, or at such other city as the Federal Home Loan Bank Board may from time to time determine is suited to the convenient and customary course of business of the institutions eligible to become Members of this Bank.

3. This Bank shall be established in the City of Portland, State of Oregon, in District Number Eleven, as defined by the Federal Home Loan Bank Board, or as may from time to time be readjusted or modified by said Board. Said District Number Eleven as now defined is as follows:

The States of Oregon, Washington, Idaho, Montana, Wyoming, Utah and Territory of Alaska

4. This Bank shall engage in the business authorized by said Federal Home Loan Bank Act, and it shall exercise such powers as are permitted or prescribed by said Act, subject to the supervision of the Federal Home Loan Bank Board.

5. The minimum amount of capital stock for the organization of this Bank shall be an amount to be determined by the Federal Home Loan Bank Board, with the approval of the Secretary of the Treasury, which amount shall not be less that Five Million ($5,000,000.00) Dollars, divided into shares of the par value of One Hundred ($100.00) Dollars each and shall be issued at par. After the amount of the minimum capital shall have been subscribed, any stock issued thereafter shall be issued at such price not less than par as may be fixed by the Federal Home Loan Bank Board. The capital stock of this Bank may from time to time be increased to such amount or amounts as may be necessary to provide for the issue of shares to members in accordance with the provisions of the Federal Home Loan Bank Act and the stock of this Bank shall from time to time be paid off and retired in accordance with the requirements and subject to the conditions and limitations prescribed in said Act, and with such rules, regulations, and orders, not inconsistent with law, as the Federal Home Loan Bank Board may from time to time prescribe or issue.

6. This Certificate is made for the purpose of carrying out the provisions of the Act of Congress, known and cited as the Federal Home Loan Bank Act, approved July 22, 1932, and such other acts as may be passed by Congress amending or supplementing the said Federal Home Loan Bank Act, in so far as it or they may be applicable to the Federal Home Loan Bank of Portland, and is subject to such changes or additions, not inconsistent with law, as the Federal Home Loan Bank Board may deem necessary or expedient and may from time to time direct.

7. This Bank shall have succession until dissolved by the Federal Home Loan Bank Board under this Act or by further Act of Congress.

Name	/s/ Frank S. McWilliams
Address	108 N. Howard St., Spokane, Wa.

Name	/s/ J. P. Weyerhaeuser
Address	603 9th St., Lewiston, Idaho

Name	/s/ L. H. Hoffman
Address	1217 Public Service Bldg, Portland, Ore.

Name	/s/ J. T. S. Lyle
Address	Tacoma, Washington

Name	/s/ Worrall Wilson
Address	c/o Seattle Trust Company, Seattle, Wa.

Name	/s/ P. C. Bulen
Address	17 – 3rd St No., Great Falls, Mont.

Name	/s/ Edward E. Jenkins
Address	Salt Lake City, Utah

Name	/s/ J. H. Andrews
Address	Ogden, Utah

Name	/s/ Ben H. Hazen
Address	Ben Franklin Savings and Loan Association, Portland, Ore.

Name	/s/ Frank E. Burns
Address	[ ], Seattle, Washington

Name	/s/ W. C. Schuppel
Address	Oregon Mutual Life Bldg., Portland, Oregon

STATE OF OREGON	)
) ss:
COUNTY OF MULTNOMAH	)

BE IT REMEMBERED, that on this 24th day of October, 1932, before me, the undersigned, a Notary Public within and for the county and State aforesaid, came

Frank S. McWilliams	,	Edward E. Jenkins
L. H. Hoffman	,	J. H. Andrews
J. T. S. Lyle	,	Ben H. Hazen
Worrall Wilson	,	Frank E. Burns
P. C. Bulen	,	W.C. Schuppel

and                                                  , personally known to me to be the same persons who executed the foregoing writing and duly acknowledged the making and execution of the same as their act and deed.

/s/ Jean Miscott
Notary Public
[SEAL]	For Oregon

My commission expires December 18, 1932

STATE OF OREGON	)
) ss:
COUNTY OF MULTNOMAH	)

Be it remembered, that on this 14th day of November, 1932, before me, the undersigned, a Notary Public within and for the county and State aforesaid, came J. P. Weyerhseuser, personally known to me to be the same person who executed the foregoing writing and duly acknowledged the making and execution of the same as his act and deed.

/s/ Jean Miscott
Notary Public for Oregon, residing in Portland.

My Commission expires December 18, 1932

I hereby certify that the foregoing certificate, which was made and executed on the 24th day of October and the 14th day of November, 1932, by the directors of the Federal Home Loan Bank of Portland, was filed with and approved by the Federal Home Loan Bank Board on the 23rd day of November, 1932.

Given under my hand this 23rd day of November, 1932.

/s/ William E. Murray
Secretary, Federal Home Loan Bank Board

Order No.                       5082

Date              March 29, 1946

WHEREAS, it has been and is hereby determined that the efficient and economical accomplishment of the purpose of the Federal Home Loan Bank Act, as amended, will be aided by the action contemplated herein; now, therefore,

IT IS HEREBY ORDERED That effective March 29, 1946, the Federal Home Loan Bank of Los Angeles shall be liquidated and reorganized and all assets and property of any kind or nature of such bank, including any unexpected amounts in approved and outstanding budgets and personnel but excluding officers and directors, are hereby transferred to the Federal Home Loan Bank of Portland and all the liabilities and obligations of such Federal Home Loan Bank of Los Angeles are to be assumed by the Federal Home Loan Bank of Portland and are hereby declared to be and become the liabilities and obligations of the Federal Home Loan Bank of Portland. The President of the Federal Home Loan Bank of Portland (hereinafter called Federal Home Loan Bank of San Francisco) is hereby authorized and directed to execute, issue or sign in the name of the Federal Home Loan Bank of Los Angeles or in the name of the Federal Home Loan Bank of San Francisco as the successor and legal assignee of the assets, property, liabilities and obligations of the Federal Home Loan Bank of Los Angeles such instrument or instruments as may be necessary or advisable and to cancel, assign or otherwise dispose of in whole or in part, any lease under which the Federal Home Loan Bank of Los Angeles has been bound or committed. All members of the Federal Home Loan Bank of Los Angeles are to become members of the Federal Home Loan Bank of Portland and the Federal Home Loan Bank of Portland (hereinafter called Federal Home Loan Bank of San Francisco) is ordered and directed to issue appropriate evidences of the ownership of all of the stock formerly held by the Federal Home Loan Bank of Los Angeles including stock purchased and held on behalf of the U. S. Government. The charter of said Federal Home Loan Bank of Los Angeles is hereby cancelled.

IT IS FURTHER ORDERED AND DIRECTED That effective March 29, 1946, the said Federal Home Loan Bank of Portland shall move and is hereby moved to the city of San Francisco, California, and shall be known hereafter as the Federal Home Loan Bank of San Francisco. Subject to the Federal Home Loan Bank Act, as amended, and the charter and by-laws of the Federal Home Loan Bank of San Francisco, including right of dismissal, said bank shall have as its directors, officers, employees, attorneys, and agents the directors, officers, employees, attorneys, and agents transferred, elected, designated, or appointed, to, by or for the Federal Home Loan Bank of Portland for the calendar year 1946 and shall operate under the charter and by-laws used by the Federal Home Loan Bank of Portland until duly changed.

IT IS FURTHER ORDERED AND DIRECTED That effective March 29, 1946, and until changed by the Board of Directors of the Federal Home Loan Bank of San Francisco and approved by the Federal Home Loan Bank Administration, the said Federal Home Loan Bank of San Francisco shall maintain a branch of said bank in the cities of Portland, Oregon, and Los Angeles, California.

IT IS FURTHER ORDERED AND DIRECTED That in order to provide for adequate representation of the states in the Federal Home Loan Bank of San Francisco region, effective August 1, 1946, the terms of all directors of said bank shall expire and that prior to July 1, 1946, a new election of directors shall be held. The terms of all officers of said bank shall expire upon the designation by the Board of Directors after August 1, 1946, of new officers and their approval by the Federal Home Loan Bank Administration. In such election and in future elections of the Federal Home Loan Bank of San Francisco the states of Nevada and Arizona shall constitute one state with the right of minimum representation to be alternated between each of said states within the rules and regulations and orders of the Federal Home Loan Bank System providing for a minimum representation from each state in the Federal Home Loan Bank district. On or before July 1, 1946, the Federal Home Loan Bank Administration shall appoint or reappoint four public-interest directors whose terms shall begin August 1, 1946, but shall end respectively December 31, 1946; December 31, 1947; December 31, 1948; and December 31, 1949.

IT IS FURTHER ORDERED AND DIRECTED That the Federal Home Loan Bank of San Francisco shall take such other action subject to the approval of the Federal Home Loan Bank Administration as may be necessary or desirable for the effective operation of the Federal Home Loan Bank of San Francisco.

I hereby certify that the above is an order issued by the Federal Home Loan Bank Administration on March 29, 1946.

/s/
Secretary

Order No. 5083	March 29, 1946

Pursuant to Section 3 of the Federal Home Loan Bank Act, as amended, and the powers vested in me by law, the district of the Federal Home Loan Bank of Portland is readjusted and shall have added thereto the states of Arizona, California and Nevada, and the Territory of Hawaii.

The said Federal Home Loan Bank of Portland is moved to San Francisco and shall be known as the Federal Home Loan Bank of San Francisco.

* * * * *

Order No. 5084	March 29, 1946

Pursuant to Section 25 of the Federal Home Loan Bank Act, as amended, and the powers vested in me by law the Federal Home Loan Bank of Los Angeles is dissolved.

* * * * *

Mr. Johnson presented the Statement of Condition of the Federal Home Loan Bank of San Francisco as of the close of business March 29, 1946, a copy of which is as follows:

RESOURCES
Cash	$3,270,006.22
Govt. Sec	30,099,948.43
Adv. to Members	24,933,076.85
Accrued Interest	49,920.54
Prepaid Expenses	26,967.92
Other Assets	1,592.32

$58,381,512.28

LIABILITIES
Capital Stock Paid in	$24,071,800.00
Debentures	23,000,000.00
Deposits	8,350,250.19
Other liabilities	2,334.37
Surplus	2,868,307.97
Accrued Interest	88,819.75

$58,381,512.28

* * * * *

Upon motion duly made and seconded the following resolution was unanimously adopted:

BE IT RESOLVED That in addition to its principal office located at 821 Market Street, San Francisco, California, the bank shall maintain offices at 520 S. W. Yamhill Street, Room 608, Portland, Oregon; and at 215 West Fifth Street, Room 510, Los Angeles, California.

* * * * *

The Board in discussing the methods of handling the office work approved of the plan whereby the branches make daily reports to the head office and that all matters pertaining to the bank be transmitted by the head office to the Washington office and that this procedure be carried out in the operations of the bank.

* * * * *

Further discussion was had as to the activities of the branches and without a motion but generally approved that as far as possible the branches will remain autonomous in their relations to their local customers and under directions granted by This Board at this meeting. Included in this activity each branch shall make advances to its members maintaining an accounting system and distributing system of their own under these suggestions and control of the Chief Administrative Officer as above provided, the home office to maintain the accounting records and the stock certificates to be issued from the San Francisco office. A daily report on the business transacted to be mailed by the branches to the head office.

* * * * *

FEDERAL HOME LOAN BANK BOARD

No. 17,677

Date: December 31, 1963

IT IS HEREBY RESOLVED by the Federal Home Loan Bank Board as follows, effective (except as otherwise provided) January 1, 1964:

(1) The district of the Federal Home Loan Bank of San Francisco, hereinafter also called the San Francisco Bank, is hereby readjusted to consist only of the States of Arizona, California, and Nevada.

(2) There is hereby established a new Federal Home Loan Bank district consisting of the States of Alaska, Hawaii, Idaho, Montana, Oregon, Utah, Washington, and Wyoming, and Guam. Said district is hereby designated by number as district 12.

(3) There is hereby established in said new district, at the city of Spokane in the State of Washington, a Federal Home Loan Bank the title of which shall be the Federal Home Loan Bank of Spokane. Said bank is hereinafter also called the Spokane Bank.

(4) The persons named in Exhibit A to this resolution (which is hereby made a part of this resolution) are hereby appointed directors of the Spokane Bank and are hereby respectively designated as appointive directors and as elective directors as set forth in said Exhibit A, and the directorships to which they are respectively appointed are hereby designated as representing the respective States of said new district as set forth in said exhibit. The terms of said directors shall begin on January 1, 1964, and shall expire as set forth in said exhibit. Until March 1, 1964, the provisions of the letters referred to in the minutes of the Federal Home Loan Bank Board of February 10, 1958, and February 17, 1961, relating to the places at which meetings of boards of directors of Federal Home Loan Banks may be held, shall be deemed to be modified so as to permit the holding of meetings of the board of directors of the Spokane Bank to be held in any State within the district of the Spokane Bank or within the district of the San Francisco Bank.

(5) The directors so appointed shall, as set forth in section 12 of the Federal Home Loan Bank Act, as amended, make and file with the Federal Home Loan Bank Board an organization certificate of the Federal Home Loan Bank of Spokane. Said certificate shall contain the information set forth in the form of certificate constituting Exhibit B to this resolution (which is hereby made a part of this resolution), which form is hereby approved.

(6) The San Francisco Bank is hereby reorganized as set forth below in this paragraph (6). The Federal Home Loan Bank Board hereby finds that the efficient and economical accomplishment of the purposes of the Federal Home Loan Bank Act, as amended, will be aided by the action set forth in this paragraph.

(a) Each member of the San Francisco Bank at the commencement of March 1, 1964, whose principal place of business is then located in a State set forth in paragraph (2) above or in Guam (which members are hereinafter in this resolution also called transferring members and transferred members) shall thenceforth be a member of the Spokane Bank and shall no longer be a member of the San Francisco Bank. Until the commencement of March 1, 1964, all members of the San

FEDERAL HOME LOAN BANK BOARD

No. 17,677

Page Two

Francisco Bank shall remain members of the San Francisco Bank for all purposes (including without limitation the making and repayment of advances and the making and withdrawal of deposits) to the same extent as if this resolution had not been adopted.

(b) All stock in the San Francisco Bank of any transferring member shall, at the commencement of March 1, 1964, automatically become stock in the Spokane Bank of such member in the same amount and of the same par value. Any transferring member which at such commencement is a subscriber to stock of the San Francisco Bank upon an outstanding subscription shall, as a transferred member, be deemed to be a subscriber to stock of the Spokane Bank of the same amount, terms, and status.

(c) Upon surrender by transferred members respectively to the Spokane Bank of their certificates of stock in the San Francisco Bank, or (in the discretion of the Spokane Bank as to any or all such members) without such surrender, the Spokane Bank shall issue to transferred members appropriate certificates of stock in the Spokane Bank: Provided, That where certificates of stock of transferring members in the San Francisco Bank are in the possession of the San Francisco Bank pursuant to section 522.10 of the Regulations for the Federal Home Loan Bank System or otherwise, the San Francisco Bank shall cancel such certificates and shall notify the Spokane Bank accordingly, and thereupon the Spokane Bank shall issue in lieu thereof appropriate certificates of stock in the Spokane Bank, which, except as the Federal Home Loan Bank Board may otherwise require or approve, shall be held by the Spokane Bank upon the same terms as those upon which the certificates canceled were held by the San Francisco Bank. The provisions of this subdivision (c) shall become effective at the commencement of March 1, 1964.

(d) All advances by the San Francisco Bank to transferring members which are outstanding at the commencement of March 1, 1964, together with all evidences thereof and all security therefor (other than stock in the San Francisco Bank) are hereby transferred to the Spokane Bank, effective at said commencement.

(e) All deposits in the San Francisco Bank which are held by transferring members at the commencement of March 1, 1964, shall, at said commencement, automatically become deposits of such members in the Spokane Bank of the same types and characteristics and shall, at said commencement, cease to be deposits in or liabilities of the San Francisco Bank.

(f) Other adjustments as between said banks, and other action, shall take place as set forth in Exhibit C to this resolution, which is hereby made a part of this resolution.

(g) The Portland, Oregon, branch of the San Francisco Bank is hereby terminated and closed, effective at the close of February 29, 1964.

(h) Action with respect to directorships and directors of the San Francisco Bank is hereby taken as set forth in Exhibit D to this resolution, which is hereby made a part of this resolution.

(7) Pursuant to subsection (c) of section 7 of the Federal Home Loan Bank Act, as amended, the State of Hawaii is hereby designated as the State in which each member of the Spokane Bank whose principal place of business is located in Guam shall, for the purposes of said subsection and of subsection (b) of said section, be deemed to be located. The provisions of this paragraph (7) shall become effective at the commencement of March 1, 1964.

FEDERAL HOME LOAN BANK BOARD

No. 17,677

Page Three

(8) Each of said banks shall make available to the other such information, data, records, documents, and writings, or access to the same, as may be necessary or appropriate, or required by such other bank or by the Federal Home Loan Bank Board, to enable or assist such other bank to carry into effect or to implement the provisions of this resolution.

(9) The President of the Federal Home Loan Bank of San Francisco and the President of the Federal Home Loan Bank of Spokane are hereby respectively authorized to take or cause to be taken any and all such action, including without limitation the execution of such conveyances and such other instruments or writings, as may be necessary or appropriate, or authorized or required by the Federal Home Loan Bank Board, for or toward the effectuation or the implementation of the provisions of this resolution. Any function or authority vested in or exercisable by either of said presidents by or under this resolution may be exercised also by such person or persons as may be designated by such president or designated by the Federal Home Loan Bank Board.

This resolution shall take effect on January 1, 1964, and its provisions shall, as hereinbefore set forth, become effective (except as otherwise provided) January 1, 1964.

(Secs. 3, 7, 10, 11, 12, 17, 26, 47 Stat. 726, 730, 731, 733, 735, 736, 740, as amended; 12 U. S. C. 1423, 1427, 1430, 1431, 1432, 1437, 1446. Reorg. Plan No. 3 of 1947, 12 F. R. 4981, 3 CFR, 1947 Supp.)

By the Federal Home Loan Bank Board

/s/ Harry W. Caulsen
Harry W. Caulsen
Secretary

EXHIBIT A to Federal Home Loan Bank
Board Resolution No. 17,677, dated December 31, 1963

(1) Pursuant to subsection (h) of section 7 of the Federal Home Loan Bank Act, as amended, the following persons are designated directors of the Federal Home Loan Bank of Spokane for terms expiring at the close of the dates set forth below and are designated as appointive directors:

C. W. Leaphart, Missoula, Montana, December 31, 1964

Dilworth S. Woolley, Salt Lake City, Utah, December 31, 1965

Thomas F. Meagher, Spokane, Washington, December 31, 1966

Carl C. Donaugh, Portland, Oregon, December 31, 1967

(2) Pursuant to subsection (h) of section 7 of the Federal Home Loan Bank Act, as amended, the following persons are appointed directors of the Federal Home Loan Bank of Spokane for terms expiring at the close of the dates set forth below and are designated as elective directors, and the directorships to which they are respectively appointed are designated, pursuant to subsections (b), (c), and (h) of said section 7, as representing the members located in the respective States shown below:

December 31, 1964:

Leo Anderson, President, First Federal Savings and Loan Association of Twin Falls, Twin Falls, Idaho

R. J. Fremou, President and Manager, Western Montana Building and Loan Association, Missoula, Montana

George W. McIntyre, President, First Federal Savings and Loan Association of Klamath Falls, Klamath Falls, Oregon

Warren H. Woodworth, President, Tri-County Federal Savings and Loan Association, Torrington, Wyoming

December 31, 1965:

Walter Sczudlo, President, First Federal Savings and Loan Association of Fairbanks, Fairbanks, Alaska

R. M. Gibson, President, First Federal Savings and Loan Association of Hawaii, Honolulu, Hawaii

Clarence H. Tingey, President, Deseret Federal Savings and Loan Association, Salt Lake City, Utah

Harold C. Kean, President, Washington Federal Savings and Loan Association of Seattle, Seattle, Washington

EXHIBIT B to Federal Home Loan Bank
Board Resolution No. 17,677, dated December 31, 1963

ORGANIZATION CERTIFICATE

THE FEDERAL HOME LOAN BANK OF

SPOKANE

The undersigned directors of the Federal Home Loan Bank of Spokane, all of whom are citizens of the United States and bona fide residents of the district in which this Bank is located, having been appointed by the Federal Home Loan Bank Board:

NOW, THEREFORE, pursuant to the Act of Congress known as the Federal Home Loan Bank Act, approved July 22, 1932, as amended, this Organization Certificate is made and executed.

1. The title of this Bank shall be the FEDERAL HOME LOAN BANK OF SPOKANE.

2. The location of the principal office of this Bank shall be in the City of Spokane, State of Washington, or at such other city as the Federal Home Loan Bank Board may from time to time determine.

3. This Bank shall be established in the City of Spokane, State of Washington, in District Number 12, as defined by the Federal Home Loan Bank Board, or as may from time to time be adjusted or modified by said Board. Said District Number 12 as now defined is as follows:

The States of Alaska, Hawaii, Idaho, Montana, Oregon, Utah, Washington, and Wyoming, and Guam.

4. This Bank shall engage in the business authorized by said Act, and it shall exercise such powers as are permitted or prescribed by said Act, subject to the supervision of the Federal Home Loan Bank Board.

5. This Certificate is made for the purpose of carrying out the provisions of the Act aforesaid and such other Acts as may be passed by Congress amending or supplementing said Act, in so far as it or they may be applicable to the Federal Home Loan Bank of Spokane, and is subject to such changes or additions, not inconsistent with law, as the Federal Home Loan Bank Board may deem necessary or expedient and may from time to time direct.

6. This Bank shall have succession until dissolved by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act, as amended, or by further Act of Congress.

IN WITNESS WHEREOF we, the directors aforesaid, have hereunto set our hands this      day of             ,1964.

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

I hereby certify that the foregoing certificate was filed with the Federal Home Loan Bank Board on the      day of             , 1964.

Given under my hand this     day of             , 1964.

Secretary
Federal Home Loan Bank Board

EXHIBIT C to Federal Home Loan Bank
Board Resolution No. 17,677, dated December 31, 1963

The separation of assets and liabilities into those applicable to the Federal Home Loan Bank of Spokane and those retained by the Federal Home Loan Bank of San Francisco shall, except as otherwise provided, be accomplished on the basis of the balances in the respective accounts at the close of December 31, 1963, adjusted for transactions occurring to the actual date of division, all to be effected in accordance with recognized accounting principles.

Advances, deposits, and capital stock will be divided as set forth in the resolution to which this Exhibit C is an exhibit. Any other asset and liability accounts which are identifiable as to individual members will be divided on the basis of actual amounts applicable to the members in each district as ascertainable from the books and records of the Federal Home Loan Bank of San Francisco.

Investments in United States Treasury obligations with a maturity of not to exceed thirteen months shall be provided each Bank in an amount sufficient to establish a proper Reserve for Unanticipated Advances. Remaining obligations having maturities of five years or less will be divided on the same basis as that established for members’ deposits. Obligations having a maturity of more than five years will be prorated on the basis of the amount of capital stock allocated to each Bank.

The interbank liability of the Federal Home Loan Bank of San Francisco on consolidated Federal Home Loan Bank obligations will be divided on the basis of the proration of advances as between the two Districts.

Retained earnings will be divided on the basis of the amounts attributable to the Federal Home Loan Banks of Los Angeles and Portland at the close of March 28, 1946, and adding the accretions to the date of division, prorated on the basis of the capital stock holdings of the members of the respective districts of the Federal Home Loan Bank of San Francisco and the Federal Home Loan Bank of Spokane at the commencement of March 1, 1964.

The item of cash will be divided, after provision for a petty cash fund and Fiscal Agent’s Imprest Fund in each Bank, as is required to effect a balance between the assets and liabilities of the two Banks.

The proration of the amounts in other accounts such as accrued interest receivable, deferred charges, accrued interest payable, and unamortized premium will be accomplished in the same manner as the assets and liability accounts of which they are derivatives. Miscellaneous accounts such as other assets and accounts payable will be divided in accordance with the source of the asset or liability.

Any remaining division of assets and liabilities, and adjustments in the foregoing, will be made as may be deemed necessary and proper by the Board.

EXHIBIT D to Federal Home Loan Bank
Board Resolution No. 17,677, dated December 31, 1963

(1) The appointive directorships of the Federal Home Loan Bank of San Francisco held respectively on December 31, 1963, by Carl C. Donaugh and Thomas F. Meagher and the elective directorships of said bank held respectively on said date by L. Eugene Clissold, R. M. Gibson, John W. Hewitt, George W. McIntyre, and Warren H. Woodworth are hereby abolished.

(2) The appointive directorships of said bank held respectively on December 31, 1963, by C. W. Leaphart and Dilworth S. Woolley having become vacant by reason of the readjustment of the district of said bank and the consequent ceasing of said persons to have the qualification set forth in subsection (a) of section 7 of the Federal Home Loan Bank Act, as amended, that a director of a Federal Home Loan Bank shall be a bona fide resident of the district in which such bank is located, appointments will be made by the Federal Home Loan Bank Board for the unexpired terms of said directorships.

(3) The elective directorships to which Walter Sczudlo, President, First Federal Savings and Loan Association of Fairbanks, Fairbanks, Alaska, R. J. Fremou, President and Manager, Western Montana Building and Loan Association, Missoula, Montana, and Harold C. Kean, President, Washington Federal Savings and Loan Association of Seattle, Seattle, Washington, were elected for terms expiring December 31, 1965, having become vacant by reason of the readjustment of the district of said bank and the consequent ceasing of said persons to have the qualification above mentioned, each of said directorships is hereby designated, pursuant to subsections (b), (c), and (f) of said section 7, as representing the members located in the State of California, and appointments will be made by the Federal Home Loan Bank Board for the unexpired terms of said directorships.